NEWS RELEASE
NASDAQ Symbol: “STRS”
Stratus Properties Inc.	Financial and Media Contact:
212 Lavaca St., Suite 300	William H. Armstrong III
Austin, Texas 78701	(512) 478-5788

STRATUS PROPERTIES INC.
REPORTS FIRST-QUARTER 2022 RESULTS
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AUSTIN, TX, May 16, 2022 - Stratus Properties Inc. (NASDAQ: STRS), a diversified real estate company with holdings, interests and operations focused in the Austin, Texas area and other select, fast-growing markets in Texas, today reported first-quarter 2022 results.
Highlights and Recent Developments:
•Stratus continues to make progress on the pending sale of Block 21, a mixed-use development in downtown Austin, Texas, that contains the W Austin Hotel and office, retail and entertainment space, to Ryman Hospitality Properties, Inc. (Ryman) for $260.0 million. The transaction is expected to close prior to June 1, 2022, but remains subject to the timely satisfaction or waiver of various closing conditions.
•Net income attributable to common stockholders totaled $2.3 million, $0.27 per diluted share, in first-quarter 2022, compared to $8.9 million, $1.08 per diluted share, in first-quarter 2021. First-quarter 2022 results include a pre-tax gain of $4.8 million related to the reversal of accruals for costs to lease and construct buildings under a master lease arrangement that Stratus entered into in connection with its sale of The Oaks at Lakeway in 2017. First-quarter 2021 results include a pre-tax gain of $22.9 million ($16.2 million net of noncontrolling interests) on the sale of The Saint Mary, partially offset by a $2.5 million net loss from discontinued operations as Stratus’ hotel and entertainment operations were impacted by the COVID-19 pandemic.
•Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) totaled $2.4 million in first-quarter 2022, compared to $23.5 million in first-quarter 2021. For a reconciliation of income from continuing operations to EBITDA, see the supplemental schedule, “Reconciliation of Non-GAAP Measure EBITDA,” on page V.
•Stratus continues construction on The Saint June, a 182-unit luxury garden-style multi-family project within the Amarra development in Barton Creek; Magnolia Place, an H-E-B grocery shadow-anchored, mixed-use project in Magnolia, Texas; and on five Amarra Villas homes.
•Stratus continues to advance development plans for The Annie B, a proposed luxury high-rise rental project with ground-level retail in downtown Austin, and The Saint George, a proposed 316-unit luxury wrap-style multi-family project in north-central Austin, after purchasing the land for both projects during 2021. Stratus also continues to advance development plans for its 306-unit Lantana Place multi-family project now referred to as The Saint Julia and for Holden Hills, Stratus’ final large single-family residential development within Austin’s Barton Creek community.
•Stratus’ three stabilized mixed-use projects anchored or shadow-anchored by H-E-B grocery stores, Kingwood Place, West Killeen Market and Jones Crossing, continue to perform well and generate revenue. Stratus is exploring a potential sale or refinancing of these three retail properties.
•Stratus’ Board of Directors (Board) and management team remain engaged in a strategic planning process, which includes consideration of the uses of proceeds from recent and pending sales and of Stratus’ long-term business strategy. Stratus expects to provide additional information after the Block 21 transaction is concluded and the Board and management have had the opportunity to assess market conditions and the capital requirements for Stratus’ development pipeline.

William H. Armstrong III, Chairman of the Board and Chief Executive Officer of Stratus, stated, “I am pleased with our team’s outstanding dedication and focus on executing our strategy across all areas of our business. This quarter, we continued to successfully make progress on maximizing shareholder value through our ongoing projects and development pipeline by furthering projects at all levels of the development cycle.

In recent months, we have made progress on our pending sale of Block 21. Construction continues on The Saint June and Magnolia Place. We also are advancing our development plans for our multi-family projects The Annie B, The Saint George and The Saint Julia, as well as Holden Hills, our final large single-family residential development in Barton Creek, which will be one of the largest projects we have ever undertaken. Stratus continues to be well-positioned to capitalize on exceptional value-creating opportunities in all stages of our development cycle, from acquiring land, obtaining permits and managing construction, to generating cash through sales, refinancing or leasing. I look forward to seeing all that we accomplish in 2022.”
Summary Financial Results

	Three Months Ended March 31,
	2022	2021
	(In Thousands, Except Per Share Amounts) (Unaudited)
Revenues
Real Estate Operations	$23	$6,560
Leasing Operations	3,080	4,818
Corporate, eliminations and other	(4)	(4)
Total consolidated revenue	$3,099	$11,374

Operating (loss) income
Real Estate Operations	$(1,368)		$2,136
Leasing Operations	6,056	[a]	24,153	[b]
Corporate, eliminations and other	(3,167)		(4,306)
Total consolidated operating income	$1,521		$21,983

Net income from continuing operations	$1,812		$18,174
Net income (loss) from discontinued operations	$375		$(2,508)
Net loss (income) attributable to noncontrolling interests in subsidiaries[c]	$85		$(6,722)
Net income attributable to common stockholders	$2,272		$8,944

Basic net income (loss) per share:
Continuing operations	$0.23		$1.39
Discontinued operations	0.05		(0.30)
	$0.28		$1.09

Diluted net income (loss) per share:
Continuing operations	$0.23		$1.38
Discontinued operations	0.04		(0.30)
	$0.27		$1.08

EBITDA	$2,398		$23,507
Capital expenditures and purchases and development of real estate properties	$19,588		$3,498

Weighted-average shares of common stock outstanding:
Basic	8,251		8,223
Diluted	8,355		8,273

a.Includes a $4.8 million pre-tax gain recognized on the reversal of accruals for costs to lease and construct buildings under a master lease arrangement that Stratus entered into in connection with its sale of The Oaks at Lakeway in 2017.
b.Includes a $22.9 million pre-tax gain on the sale of The Saint Mary.

c.Represents noncontrolling interest partners' share in the results of the consolidated projects in which they participate. In the first quarter of 2021, $6.7 million relates to the gain from the sale of The Saint Mary allocated to noncontrolling interest owners.
Continuing Operations
The decrease in revenue and the operating loss from the Real Estate Operations segment in first-quarter 2022, compared to first-quarter 2021, reflects no sales in first-quarter 2022, as available inventory of developed properties in Stratus’ Real Estate Operations segment is limited.

The decrease in revenue from the Leasing Operations segment in first-quarter 2022, compared to first-quarter 2021, primarily reflects the sale of The Santal in December 2021, partly offset by increased revenue at Lantana Place. The Santal had rental revenue of $2.2 million in first-quarter 2021.

Operating income in first-quarter 2022 includes a $4.8 million gain recognized on the reversal of accruals for costs to lease and construct buildings under a master lease arrangement that Stratus entered into in connection with its sale of The Oaks at Lakeway in 2017. In the first quarter of 2022, Stratus reassessed its plans with respect to construction of the remaining buildings on three remaining unleased pad sites subject to the master lease arrangement, and determined that it is less costly to continue to pay monthly rent under the master lease agreement until the lease expires in February 2027 than to execute leases and build the buildings. Refer to Stratus’ Annual Report on Form 10-K for the year ended December 31, 2021, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, each filed with the U.S. Securities and Exchange Commission (SEC) for additional information. Operating income in first-quarter 2021 included a $22.9 million pre-tax gain on the sale of The Saint Mary.

Discontinued Operations
Stratus continues to make progress on the pending sale of Block 21 to Ryman for $260.0 million. The transaction is expected to close prior to June 1, 2022, but remains subject to the timely satisfaction or waiver of various closing conditions, including the consent of the loan servicers to the purchaser’s assumption of the existing mortgage loan, the consent of the hotel operator, an affiliate of Marriott, to the purchaser’s assumption of the hotel operating agreement, the absence of a material adverse effect, and other customary closing conditions. The purchase price includes the purchaser’s assumption of approximately $137 million of existing mortgage debt and is subject to an expected downward adjustment of $5.0 million. After closing costs and assumption of the outstanding Block 21 loan, the sale of Block 21 is expected to generate net pre-tax proceeds of approximately $115 million and after-tax proceeds of approximately $90 million before prorations, but including $6.9 million to be escrowed for 12 months after closing. Stratus expects to record a pre-tax gain of approximately $120 million upon the closing of the sale (approximately $95 million after-tax).

Hotel revenues increased to $5.9 million in first-quarter 2022, compared to $2.1 million in first-quarter 2021, which is primarily a result of higher room reservations and food and beverage sales as the impacts of the COVID-19 pandemic had a significant impact on first-quarter 2021 results. First-quarter 2022 Hotel revenue was approximately 70 percent of pre-pandemic Hotel revenue in first-quarter 2019. Revenue per available room (RevPAR), which is calculated by dividing total room revenue by the average total rooms available, was $165 in first-quarter 2022, compared to $51 in first-quarter 2021.

Entertainment revenues increased to $5.3 million in first-quarter 2022, compared to $0.6 million in first-quarter 2021, primarily reflecting an increase in the number of events hosted at ACL Live and 3TEN ACL Live as the impacts of the COVID-19 pandemic had a significant impact on first-quarter 2021 results. First-quarter 2022 Entertainment revenue was approximately 10 percent greater than pre-pandemic Entertainment revenue in first-quarter 2019. ACL Live and 3TEN ACL Live are operating at full capacity.

Debt and Liquidity
At March 31, 2022, consolidated debt totaled $121.4 million and consolidated cash totaled $12.3 million, compared with consolidated debt of $106.6 million and consolidated cash of $24.2 million at December 31, 2021. Consolidated debt at both dates excludes the Block 21 loan of approximately $137 million. As of March 31, 2022, Stratus had $49.7 million available under its $60.0 million Comerica Bank credit facility, with a total of $347 thousand of letters of credit committed against the credit facility. In April 2022, Stratus borrowed $20.0 million on the credit facility, of which the majority of the funds were used to make a U.S. Federal tax payment for Stratus’ 2021 tax liability.

Purchases and development of real estate properties (included in operating cash flows) and capital expenditures (included in investing cash flows) totaled $19.6 million for the first three months of 2022, primarily related to the development of The Saint June, Magnolia Place and the Barton Creek properties, including Amarra Villas, compared with $3.5 million for the first three months of 2021, primarily related to the development of Barton Creek properties, including Amarra Villas.

Stratus’ Board and management team are engaged in a strategic planning process, which includes consideration of the uses of proceeds from recent and pending sales and of Stratus’ long-term business strategy. Potential uses of proceeds may include a combination of further deleveraging, returning cash to shareholders and reinvesting in Stratus’ project pipeline. Stratus expects to provide additional information after the Block 21 transaction is concluded and the Board and management have had the opportunity to assess market conditions and the capital requirements for Stratus’ development pipeline.

Stratus projects that it will be able to meet its debt service and other cash obligations for at least the next 12 months. In May 2022, Stratus entered into an amendment with Comerica Bank to extend the maturity date of the Comerica Bank credit facility from September 27, 2022, to December 26, 2022. Stratus is in discussions with the lender to remove Holden Hills from the collateral pool for the facility, finance the Holden Hills project under a separate loan agreement and enter into a revised revolving credit facility with a lower borrowing limit secured by the remaining collateral under the facility. Stratus expects to be able to extend or refinance all of its loans prior to their maturity dates. No assurances can be given that the results anticipated by Stratus’ projections will occur.
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Conference Call Information
Stratus will conduct an investor conference call to discuss its unaudited first-quarter 2022 financial and operating results today, May 16, 2022, at 11:00 a.m. Eastern Time. The public is invited to listen to the conference call by dialing (877) 418-4843 for domestic access and +1 (412) 902-6766 for international access. A replay of the conference call will be available until May 30, 2022, by dialing (877) 344-7529 for domestic access and by dialing +1 (412) 317-0088 for international access. Please use replay ID: 5742743. The replay will also be available on Stratus’ website at stratusproperties.com until May 30, 2022.
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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS AND REGULATION G DISCLOSURE.
This press release contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance. Forward-looking statements are all statements other than statements of historical fact, such as plans, projections or expectations related to whether and when the sale of Block 21 will be completed, Stratus’ estimated gain and net cash proceeds from the sale of Block 21 and potential uses of such proceeds, potential results of the Board and management’s strategic planning process, the impacts of the COVID-19 pandemic, Stratus’ ability to meet its future debt service and other cash obligations, future cash flows and liquidity, Stratus’ expectations about the Austin and Texas real estate markets, the planning, financing, development, construction, completion and stabilization of Stratus’ development projects, plans to sell, recapitalize, or refinance properties, future operational and financial performance, MUD reimbursements for infrastructure costs, regulatory matters, leasing activities, tax rates, the impact of inflation and interest rate changes, future capital expenditures and financing plans, possible joint ventures, partnerships, or other strategic relationships, other plans and objectives of management for future operations and development projects, and future dividend payments and share repurchases. The words “anticipate,” “may,” “can,” “plan,” “believe,” “potential,” “estimate,” “expect,” “project,” "target," “intend,” “likely,” “will,” “should,” “to be” and any similar expressions and/or statements are intended to identify those assertions as forward-looking statements.

Under Stratus’ Comerica Bank credit facility, Stratus is not permitted to repurchase its common stock in excess of $1.0 million or pay dividends on its common stock without Comerica Bank’s prior written consent. The declaration of dividends or decision to repurchase Stratus’ common stock is at the discretion of Stratus’ Board, subject to restrictions under Stratus’ Comerica Bank credit facility, and will depend on Stratus’ financial results, cash requirements, projected compliance with covenants in its debt agreements, outlook and other factors deemed relevant by the Board.

Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause Stratus’ actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, the occurrence of any event, change or other circumstance that could delay the closing of the sale of Block 21, or result in the termination of the agreements to sell Block 21, the results of Stratus’ Board and management’s strategic planning process, the ongoing COVID-19 pandemic and any future major public health crisis, increases in inflation and interest rates, supply chain disruptions, declines in the market value of Stratus’ assets, increases in operating costs, including real estate taxes and the cost of building materials and labor, Stratus’ ability to pay or refinance its debt or comply with or obtain waivers of financial and other covenants in debt agreements and to meet other cash obligations, Stratus’ ability to collect anticipated rental payments and close projected asset sales, the availability and terms of financing for development projects and other corporate purposes, Stratus’ ability to enter into and maintain joint ventures, partnerships, or other strategic relationships, including risks associated with such joint ventures, Stratus’ ability to implement its business strategy successfully, including its ability to develop, construct and sell or lease properties on terms its Board considers acceptable, market conditions or corporate developments that could preclude, impair or delay any opportunities with respect to plans to sell, recapitalize or refinance properties, Stratus’ ability to obtain various entitlements and permits, a decrease in the demand for real estate in select markets in Texas where Stratus operates, changes in economic, market and business conditions, including as a result of the war in Ukraine, reductions in discretionary spending by consumers and businesses, competition from other real estate developers, the termination of sales contracts or letters of intent because of, among other factors, the failure of one or more closing conditions or market changes, the failure to attract customers or tenants for its developments or such customers’ or tenants’ failure to satisfy their purchase commitments or leasing obligations, changes in consumer preferences, industry risks, changes in laws, regulations or the regulatory environment affecting the development of real estate, opposition from special interest groups or local governments with respect to development projects, weather- and climate-related risks, loss of key personnel, environmental and litigation risks, cybersecurity incidents and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2021, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, each filed with the SEC.

This press release also includes EBITDA, which is not recognized under U.S. generally accepted accounting principles (GAAP). Stratus believes this measure can be helpful to investors in evaluating its business. EBITDA is a financial measure frequently used by securities analysts, lenders and others to evaluate Stratus’ recurring operating performance. EBITDA is intended to be a performance measure that should not be regarded as more meaningful than a GAAP measure. Other companies may calculate EBITDA differently. As required by SEC Regulation G, a reconciliation of Stratus’ net income from continuing operations to EBITDA is included in the supplemental schedule of this press release.

Investors are cautioned that many of the assumptions upon which Stratus’ forward-looking statements are based are likely to change after the date the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it undertakes no obligation to update any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, business plans, actual experience, or other changes.
A copy of this release is available on Stratus’ website, stratusproperties.com.
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STRATUS PROPERTIES INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31,
	2022		2021
Revenues:
Real estate operations	$19		$6,556
Leasing operations	3,080		4,818
Total revenues	3,099		11,374
Cost of sales:
Real estate operations	1,366		4,360
Leasing operations	984		2,052
Depreciation	873		1,586
Total cost of sales	3,223		7,998
General and administrative expenses	3,167	[a]	4,324
Gain on sale of assets	(4,812)	[b]	(22,931)	[c]
Total	1,578		(10,609)
Operating income	1,521		21,983
Interest expense, net	(15)		(1,056)
Loss on extinguishment of debt	—		(63)
Other income, net	6		3
Income before income taxes and equity in unconsolidated affiliates' loss	1,512		20,867
Benefit from (provision for) income taxes	302		(2,691)
Equity in unconsolidated affiliates' loss	(2)		(2)
Net income from continuing operations	1,812		18,174
Net income (loss) from discontinued operations	375		(2,508)
Net income and total comprehensive income	2,187		15,666
Total comprehensive loss (income) attributable to noncontrolling interests[d]	85		(6,722)
Net income and total comprehensive income attributable to common stockholders	$2,272		$8,944

Basic net income per share attributable to common stockholders:
Continuing operations	$0.23		$1.39
Discontinued operations	0.05		(0.30)
	$0.28		$1.09

Diluted net income per share attributable to common stockholders:
Continuing operations	$0.23		$1.38
Discontinued operations	0.04		(0.30)
	$0.27		$1.08

Weighted-average shares of common stock outstanding:
Basic	8,251		8,223
Diluted	8,355		8,273

a.The decrease in first-quarter 2022, compared to first-quarter 2021, is primarily the result of $0.8 million incurred in first-quarter 2021 for consulting, legal and public relation costs for Stratus' successful proxy contest and the real estate investment trust (REIT) exploration process as well as a $0.5 million decrease in employee incentive compensation costs associated with the Profit Participation Incentive Plan.
b.Represents a pre-tax gain recognized on the reversal of accruals for costs to lease and construct buildings under a master lease arrangement that Stratus entered into in connection with its sale of The Oaks at Lakeway in 2017.
c.Represents the pre-tax gain on the January 2021 sale of The Saint Mary.
d.Represents noncontrolling interest partners' share in the results of the consolidated projects in which they participate. In the first quarter of 2021, $6.7 million relates to the gain from the sale of The Saint Mary allocated to noncontrolling interest owners.
I

STRATUS PROPERTIES INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(In Thousands)

	March 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$12,273	$24,229
Restricted cash	10,859	18,294
Real estate held for sale	1,773	1,773
Real estate under development	206,191	181,224
Land available for development	34,816	40,659
Real estate held for investment, net	89,760	90,284
Lease right-of-use assets	10,460	10,487
Deferred tax assets	4,843	6,009
Other assets	22,621	17,214
Assets held for sale - discontinued operations	151,172	151,053
Total assets	$544,768	$541,226

LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$14,573	$14,118
Accrued liabilities, including taxes	19,682	22,069
Debt	121,446	106,648
Lease liabilities	14,135	13,986
Deferred gain	4,274	4,801
Other liabilities	10,381	17,894
Liabilities held for sale - discontinued operations	149,717	153,097
Total liabilities	334,208	332,613

Commitments and contingencies

Equity:
Stockholders' equity:
Common stock	94	94
Capital in excess of par value of common stock	188,971	188,759
Accumulated deficit	(6,691)	(8,963)
Common stock held in treasury	(22,205)	(21,753)
Total stockholders' equity	160,169	158,137
Noncontrolling interests in subsidiaries	50,391	50,476
Total equity	210,560	208,613
Total liabilities and equity	$544,768	$541,226

II

STRATUS PROPERTIES INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In Thousands)

	Three Months Ended
	March 31,
	2022	2021
Cash flow from operating activities:
Net income	$2,187	$15,666
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	873	3,002
Cost of real estate sold	—	3,112
Gain on sale of assets	(4,812)	(22,931)
Loss on extinguishment of debt	—	63
Amortization of debt issuance costs and stock-based compensation	515	529
Equity in unconsolidated affiliates' loss	2	2
Deferred income taxes	1,167	—
Purchases and development of real estate properties	(4,864)	(2,489)
(Increase) decrease in other assets	(5,559)	238
Decrease in accounts payable, accrued liabilities, deposits and other	(7,629)	(7,563)
Net cash used in operating activities	(18,120)	(10,371)

Cash flow from investing activities:
Capital expenditures	(14,724)	(1,009)
Proceeds from sale of assets	—	59,488
Payments on master lease obligations	(182)	(270)
Other, net	—	(5)
Net cash (used in) provided by investing activities	(14,906)	58,204

Cash flow from financing activities:
Borrowings from credit facility	10,000	17,000
Payments on credit facility	—	(26,227)
Borrowings from project loans	5,111	458
Payments on project and term loans	(1,172)	(28,708)
Stock-based awards net payments	(452)	(157)
Distributions to noncontrolling interests	—	(13,087)
Financing costs	(17)	(53)
Net cash provided by (used in) financing activities	13,470	(50,774)
Net decrease in cash, cash equivalents and restricted cash	(19,556)	(2,941)
Cash, cash equivalents and restricted cash at beginning of year	70,139	34,183
Cash, cash equivalents and restricted cash at end of period	$50,583	$31,242

III

STRATUS PROPERTIES INC.
BUSINESS SEGMENTS

As a result of the pending sale of Block 21, Stratus currently has two operating segments: Real Estate Operations and Leasing Operations. Block 21, which encompassed Stratus’ hotel and entertainment segments, along with some leasing operations, is reflected as discontinued operations.
The Real Estate Operations segment is comprised of Stratus’ real estate assets (developed for sale, under development and available for development), which consists of its properties in Austin, Texas (including the Barton Creek community; the Circle C community; the Lantana community, including a portion of Lantana Place planned for a multi-family phase, and the land for The Saint George and The Annie B); in Lakeway, Texas, located in the greater Austin area (Lakeway); in College Station, Texas (a portion of Jones Crossing and vacant pad sites); in Killeen, Texas (one vacant pad site at West Killeen Market); and in Magnolia, Texas (Magnolia Place), Kingwood, Texas (land for future multi-family development, for which a sale is pending, and a vacant pad site) and New Caney, Texas (New Caney), located in the greater Houston area.

The Leasing Operations segment is comprised of Stratus’ real estate assets, both residential and commercial, that are leased or available for lease and includes West Killeen Market, Lantana Place, Kingwood Place and the completed portion of Jones Crossing. The segment also included The Saint Mary until its sale in January 2021 and The Santal until its sale in December 2021.

Stratus uses operating income or loss to measure the performance of each segment. General and administrative expenses, which primarily consist of employee salaries, wages and other costs, are managed on a consolidated basis and are not allocated to Stratus’ operating segments. The following segment information reflects management determinations that may not be indicative of what the actual financial performance of each segment would be if it were an independent entity.
Segment information presented below was prepared on the same basis as Stratus’ consolidated financial statements (in thousands).

	Real Estate Operations[a]	Leasing Operations		Corporate, Eliminations and Other[b]		Total
Three Months Ended March 31, 2022:
Revenues:
Unaffiliated customers	$19	$3,080		$—		$3,099
Intersegment	4	—		(4)		—
Cost of sales, excluding depreciation	1,366	984		—		2,350
Depreciation	25	852		(4)		873
General and administrative expenses	—	—		3,167	[c]	3,167
Gain on sale of assets	—	(4,812)	[d]	—		(4,812)
Operating (loss) income	$(1,368)	$6,056		$(3,167)		$1,521
Capital expenditures and purchases and development of real estate properties	$4,864	$14,542		$182		$19,588
Total assets at March 31, 2022	254,212	106,652		183,904	[e]	544,768

Three Months Ended March 31, 2021:
Revenues:
Unaffiliated customers	$6,556	$4,818		$—		$11,374
Intersegment	4	—		(4)		—
Cost of sales, excluding depreciation	4,360	2,052		—		6,412
Depreciation	64	1,544		(22)		1,586
General and administrative expenses	—	—		4,324		4,324
Gain on sale of assets	—	(22,931)	[f]	—		(22,931)
Operating income (loss)	$2,136	$24,153		$(4,306)		$21,983
Capital expenditures and purchases and development of real estate properties	$2,489	$902		$107		$3,498
Total assets at March 31, 2021	161,488	180,758	[g]	159,625	[e]	501,871
a.Includes sales commissions and other revenues together with related expenses.
b.Includes consolidated general and administrative expenses and eliminations of intersegment amounts.
IV

c.The decrease in first-quarter 2022, compared to first-quarter 2021, is primarily the result of $0.8 million incurred in first-quarter 2021 for consulting, legal and public relation costs for Stratus' successful proxy contest and the REIT exploration process as well as a $0.5 million decrease in employee incentive compensation costs associated with the Profit Participation Incentive Plan.
d.Represents a pre-tax gain recognized on the reversal of accruals for costs to lease and construct buildings under a master lease arrangement that Stratus entered into in connection with its sale of The Oaks at Lakeway in 2017.
e.Includes assets held for sale associated with discontinued operations at Block 21, which totaled $151.2 million at March 31, 2022, and $140.5 million at March 31, 2021.
f.Represents the pre-tax gain on the January 2021 sale of The Saint Mary.
g.Includes $68.5 million of assets held for sale related to The Santal, which was sold in the fourth quarter of 2021.

RECONCILIATION OF NON-GAAP MEASURE
EBITDA

EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP (generally accepted accounting principles in the U.S.) financial measure that is frequently used by securities analysts, investors, lenders and others to evaluate companies’ recurring operating performance, including, among other things, profitability before the effect of financing and similar decisions. Because securities analysts, investors, lenders and others use EBITDA, management believes that Stratus’ presentation of EBITDA affords them greater transparency in assessing its financial performance. This information differs from net income from continuing operations determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. EBITDA may not be comparable to similarly titled measures reported by other companies, as different companies may calculate such measures differently. Management strongly encourages investors to review Stratus’ consolidated financial statements and publicly filed reports in their entirety. A reconciliation of Stratus’ net income from continuing operations to EBITDA follows (in thousands).

	Three Months Ended March 31,
	2022		2021
Net income from continuing operations	$1,812	[a]	$18,174	[b]
Depreciation	873		1,586
Interest expense, net	15		1,056
(Benefit from) provision for income taxes	(302)		2,691
EBITDA[c]	$2,398		$23,507
a.Includes a $4.8 million pre-tax gain recognized on the reversal of accruals for costs to lease and construct buildings under a master lease arrangement that Stratus entered into in connection with its sale of The Oaks at Lakeway in 2017.
b.Includes a pre-tax gain on the sale of The Saint Mary of $22.9 million ($16.2 million net of noncontrolling interests).
c.The impact of accounting for the pending Block 21 sale as discontinued operations reduced EBITDA by $2.5 million in first-quarter 2022 and increased EBITDA by $1.6 million in first-quarter 2021.
V